UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2025

CEVA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2025 Executive Bonus Plan for Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

On February 10, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ceva, Inc. (the “Corporation”) approved a 2025 Executive Bonus Plan (the “2025 Executive Plan”), effective as of January 1, 2025, for Amir Panush, the Corporation’s Chief Executive Officer, Yaniv Arieli, the Corporation’s Chief Financial Officer, and Michael Boukaya, the Corporation’s Chief Operating Officer.

The Committee believes that the 2025 Executive Plan is an important part of maintaining the overall competitiveness of the Corporation’s executive compensation program and serves as an effective device to motivate its executive officers to achieve the financial and strategic goals and objectives reflected in the Corporation’s annual operating plan, which are designed to further the creation of long-term stockholder value.

Parameters of the 2025 Executive Plan are as follows:

Weighting	Financial Target	Threshold for Receipt of Bonus	Linear Calculation Above 90% of Target	Linear Calculation above 100% of Target
40% to Target	Specified 2025 revenue target approved by the Board (the “2025 Revenue Target”)	90% of 2025 Revenue Target	If the Corporation achieves between 90% and 100% of the 2025 Revenue Target, that percentage of the bonus amount, subject to 40% weighting, would be payable
For the 2025 Revenue Target, if the actual result exceeds 100% of the target, every 1% increase above the target, up to 110%, would result in an increase of 10% for Mr. Panush and an increase of 5% for each of Messrs. Arieli and Boukaya, subject to 40% weighting

40% to Target	Specified 2025 non-GAAP operating profit approved by the Board (the “2025 Operating Profit Target”)	90% of 2025 Operating Profit Target	If the Corporation achieves between 90% and 100% of the 2025 Operating Profit Target, that percentage of the bonus amount, subject to 40% weighting, would be payable
For the 2025 Operating Profit Target, if the actual result exceeds 100% of the target, every 1% increase above the target, up to 110%, would result in an increase of 10% for Mr. Panush and an increase of 5% for each of Messrs. Arieli and Boukaya, subject to 40% weighting

In addition, 5% weighting will be applied for achieving certain internal business metrics, and 15% weighting will be applied at the discretion of the Committee (the “2025 Additional Targets”), the achievement of which will be determined by the Committee in its sole discretion.

Under the 2025 Executive Plan, the target annual cash incentive award opportunities for each of Messrs. Panush, Arieli and Boukaya are established as a percentage of each such executive officer's base salary for 2025. The target and maximum award opportunities for Messrs. Panush, Arieli and Boukaya for 2025 are as follows:

Named Executive Officer	Target Award (as a percentage of base salary)	Maximum Award (as a percentage of base salary)
Amir Panush	100%	200%
Yaniv Arieli	70%	98%
Michael Boukaya	70%	98%

Payment of bonuses (if any) will be made in 2026. Bonuses will be paid in cash in a single lump sum, subject to payroll taxes and tax holdings.

Due to their strategic significance, the Corporation believes that the disclosure of the 2025 Revenue Target, 2025 Operating Profit Target and 2025 Additional Targets under the 2025 Executive Plan and, as applicable, the 2025 Incentive Bonus Plan discussed below, would cause future competitive harm to the Corporation and therefore are not disclosed.

The above is a description of the 2025 Executive Plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

2025 Incentive Bonus Plan for Chief Commercial Officer

On February 10, 2025, the Committee approved the 2025 Incentive Plan (the “Toquet 2025 Plan”) for Gweltaz Toquet, the Corporation’s Chief Commercial Officer, effective as of January 1, 2025.

In accordance with the Toquet 2025 Plan, the first portion of his bonus is based on a formula using the 2025 Revenue Target multiplied by a specified commission rate. With regard to this component, a commission multiplier of 1.0 is applied to the commission rate based on 0% to 100% achievement of the 2025 Revenue Target, and a commission multiplier of 1.5 is applied to the commission rate based on the achievement of the 2025 Revenue Target beyond 100%. Mr. Toquet’s bonus based on the achievement of the 2025 Revenue Target is capped at SEK 2,500,000. Mr. Toquet is also eligible to receive an additional quarterly bonus of $6,000 each if specified quarterly revenue targets based on the 2025 Revenue Target are achieved, to receive an additional strategic account bonus of either $6,000 or $10,000 each time he successfully executes a new intellectual property license agreement meeting an applicable predetermined royalty per chip and deal value, and to receive an additional strategic account bonus of $10,000 if he successfully executes new intellectual property license agreements above a certain predetermined aggregate deal value. The commission-based bonus is payable quarterly based on the criteria discussed above and is subject to any applicable payroll taxes and tax withholdings.

Due to their strategic significance, the Corporation believes that the disclosure of the commission rates, quarterly revenue targets, and requisite strategic agreement terms under the Toquet 2025 Plan would cause competitive harm to the Corporation and therefore are not disclosed.

The foregoing description of the Toquet 2025 Plan is qualified in its entirety by reference to the complete text of the plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2025 Equity Award to the Corporation’s Executive Officers

On February 10, 2025, the Committee granted 12,691, 15,575, 13,844 and 13,844 time-based restricted stock units (“RSU”), effective as of February 14, 2025, to each of Messrs. Panush, Arieli, Boukaya and Toquet, with the number of RSUs to be determined by dividing the grant value by the closing trading price of the Corporation’s common stock on February 14, 2025 (the “Reference Price”). The RSU awards to each of Messrs. Panush, Arieli, Boukaya and Toquet were made pursuant to the Corporation’s 2011 Equity Incentive Plan (the “2011 Plan”) and are contingent on stockholder approval of the amendments to the 2011 Plan, which amendments will be set forth in the proxy statement for the Corporation’s 2025 Annual Meeting of Stockholders (the “Stockholder Approval”). If Stockholder Approval of the amendments to the 2011 Plan is not obtained, the RSU awards will be canceled.  The RSU awards vest 33.4% on February 14, 2026, 33.3% on February 14, 2027 and 33.3% on February 14, 2028.

Also, on February 10, 2025, the Committee granted 19,036, 10,383, 9,229 and 9,229 performance-based stock units (“PSUs”), effective as of February 14, 2025, to each of Messrs. Panush, Arieli, Boukaya and Toquet pursuant to the 2011 Plan (collectively, the “Short-Term Executive PSUs”), with the number of PSUs to be determined by dividing the grant value by the Reference Price, and contingent on the Stockholder Approval. If Stockholder Approval of the amendments to the 2011 Plan is not obtained, the PSU awards will be canceled.  The performance goals for the Short-Term Executive PSUs with specified weighting are as follows:

Weighting	Goals
50%
Vesting of the full 50% of the PSUs occurs if the Corporation achieves the 2025 license and related revenue target approved by the Board (the “2025 License Revenue Target”). The vesting threshold is achievement of 90% of the 2025 License Revenue Target. If the Corporation’s achievement of the 2025 License Revenue Target, is above 90% but less than 99% of the 2025 License Revenue Target, 91% to 99% of the eligible PSUs would be subject to vesting. If the Corporation’s actual result exceeds 100% of the 2025 License Revenue Target, every 1% increase of the 2025 License Revenue Target, up to 110%, would result in an increase of 7% of the eligible PSUs for Messrs. Arieli, Boukaya and Toquet and an increase of 10% of the eligible PSUs for Mr. Panush.

25%
Vesting of the full 25% of the PSUs occurs if the Corporation achieves positive total shareholder return whereby the return on the Corporation’s stock for 2025 is greater than the S&P Semiconductors Select Industry index (the “S&P index”). The vesting threshold is if the return on the Corporation’s stock for 2025 is at least 90% of the S&P index. If the return on the Corporation’s stock, in comparison to the S&P index, is above 90% but less than 99% of the S&P index, 91% to 99% of the eligible PSUs would be subject to vesting. If the return on the Corporation’s stock exceeds 100% of the S&P index, every 1% increase in comparison to the S&P index, up to 110%, would result in an increase of 7% of the eligible PSUs for Messrs. Arieli, Boukaya and Toquet and an increase of 10% of the eligible PSUs for Mr. Panush.

25%
Vesting of the full 25% of the PSUs occurs if the Corporation achieves positive total shareholder return whereby the return on the Corporation’s stock for 2025 is greater than the Russell 2000 index (the “Russell index”). The vesting threshold is if the return on the Corporation’s stock for 2025 is at least 90% of the Russell index. If the return on the Corporation’s stock, in comparison to the Russell index, is above 90% but less than 99% of the Russell index, 91% to 99% of the eligible PSUs would be subject to vesting. If the return on the Corporation’s stock exceeds 100% of the Russell index, every 1% increase in comparison to the Russell index, up to 110%, would result in an increase of 7% of the eligible PSUs for Messrs. Arieli, Boukaya and Toquet and an increase of 10% of the eligible PSUs for Mr. Panush.

Accordingly, assuming maximum achievement of the performance goals set forth above, PSUs representing an additional 100%, meaning an additional 19,036 PSUs would be eligible for vesting of Mr. Panush, and an additional 70%, meaning an additional 7,268, 6,460 and 6,460 PSUs, would be eligible for vesting for each of Messrs. Arieli, Boukaya, and Toquet, respectively.

Subject to achievement of the thresholds for the above performance goals for 2025, the Short-Term Executive PSUs vest 33.4% on February 14, 2026, 33.3% on 14, 2027 and 33.3% on February 14, 2028.

ITEM 8.01. OTHER EVENTS.

Amended Non-Employee Director Compensation Policy

On February 11, 2025, the Board, upon recommendation from the Committee following its annual assessment of the Board’s compensation program, approved the following changes to the cash and equity compensation of non-employee directors (as amended, the “Amended and Restated Director Compensation Policy”), which changes adjust the Board’s compensation program to more closely align with the non-employee director compensation practices of the Corporation’s peer group:

Annual Cash Retainer

Effective January 1, 2025, the annual cash retainer fee for service as: (1) a board member will increase from $40,000 to $45,000; (2) the chair of the Board will increase from an additional $22,500 to $57,500, such that the total cash retainer for the chair of the Board will increase from $62,500 to $102,500; (3) members on each of the Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee will increase from $5,000 to $7,500; and (4) the chair of the Compensation Committee will increase from an additional $5,000 to $7,500, such that the total additional cash retainer for the chair of the Compensation Committee will increase from $10,000 to $15,000, as summarized in the table below:

	Non-Chair Member		Chair
	Prior	New	Prior	New
Board of Directors	$40,000	$45,000	$62,500	$102,500
Audit Committee	$5,000	$7,500	$15,000	$17,500
Compensation Committee	$5,000	$7,500	$10,000	$15,000
Nomination and Corporate Governance Committee	$5,000	$7,500	$10,000	$12,500

Equity Compensation

Effective immediately, the annual equity grant of restricted stock units to continuing non-employee directors will increase from an annualized value of $124,670 to $165,000. The annual equity grant, which has historically been granted on or about July 1 of each year, will be made following a director’s election or re-election to the Board at the Corporation’s annual meeting, and fully vest on the first-year anniversary of the grant date instead of over a two-year period. Any new director on the Board would receive a number of restricted stock units based on the same annualized value with the same vesting schedule.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit Number	Description

10.1†	2025 Incentive Plan for Gweltaz Toquet, Chief Commercial Officer (portions of this exhibit are redacted).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Indicates management compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: February 14, 2025	By:	/s/ Yaniv Arieli
	Name:	Yaniv Arieli
	Title:	Chief Financial Officer